Exhibit 99.1

Albemarle Corporation Announces Pricing and Expiration of Any and All Tender Offers

CHARLOTTE, N.C., January 10, 2017 - Albemarle Corporation (NYSE: ALB) (the “Company” or “Albemarle”), a leader in the global specialty chemicals industry, today announced the pricing, as set forth in the table below, and expiration of its previously announced tender offers (the “Any and All Tender Offers”) to purchase for cash any and all of its outstanding 3.000% notes due 2019 and 4.500% notes due 2020.

Title of Security	CUSIP/ISIN Number	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Principal Amount Tendered	Total Consideration(a)
3.000% notes due 2019 (the "2019 Notes")	CUSIP: 012725AB3 ISIN: US012725AB30	$250,000,000	1.50% U.S.T due 10/31/19	PX5	25 bps	$192,187,000	$1,036.47
4.500% notes due 2020 (the "2020 Notes")	CUSIP: 012725AA5 ISIN: US012725AA56	$350,000,000	1.375% U.S.T. due 08/31/20	PX5	50 bps	$175,191,000	$1,082.65

(a)
Per $1,000 principal amount. Total Consideration (as defined below), calculated on the basis of pricing for the U.S. Treasury Reference Security as of 2:00 p.m., New York City time, on January 10, 2017.

The Any and All Tender Offers were made pursuant to the terms and conditions set forth in the offer to purchase, dated January 4, 2017, and the related letter of transmittal and notice of guaranteed delivery (the “Tender Offer Documents”) to purchase for cash any and all of the 2019 Notes and the 2020 Notes. The 2019 Notes and the 2020 Notes are collectively referred to herein as “Notes.”

The Any and All Tender Offers expired at 5:00 p.m., New York City time, on January 10, 2017 (such time and date, the “Expiration Date”). Holders of Notes were required to validly tender and not validly withdraw their Notes prior to or at the Expiration Date to be eligible to receive the Total Consideration.

The “Total Consideration” listed in the table above for each $1,000 principal amount of each series of Notes validly tendered and accepted for purchase pursuant to the Any and All Tender Offers was determined in the manner described in the Tender Offer Documents by reference to a fixed spread specified in the table above plus the yield to maturity based on the bid-side price of the applicable U.S. Treasury Reference Security specified in the table above at 2:00 p.m., New York City time, on January 10, 2017.

According to information provided by D.F. King & Co., Inc., the tender and information agent for the tender offers, $192,187,000 aggregate principal amount of the 2019 Notes and $175,191,000 aggregate principal amount of the 2020 Notes were validly tendered prior to or at the Expiration Date and not validly withdrawn. These amounts include $135,000 aggregate principal amount of 2019 Notes and $475,000 aggregate principal amount of the 2020 Notes tendered pursuant to the guaranteed delivery procedures described in the Tender Offer Documents, which remain subject to the holders’ performance of the delivery requirements under such procedures. The Company has accepted for purchase all Notes validly tendered and not validly withdrawn at or prior to the Expiration Date. The settlement date for the Notes is expected to be January 11, 2017 (the “Settlement Date”), although the settlement of Notes tendered pursuant to guaranteed delivery procedures is expected to be January 13, 2017 (the "Guaranteed Delivery Settlement Date").

Based on the results of the Any and All Tender Offers, the Aggregate Maximum Repurchase Amount (as defined in the offer to purchase relating to the tender offers) with respect to the Company’s offer on its 1.875% senior notes due 2021 and its 4.150% senior notes due 2024 is approximately $325 million.

Holders will also receive accrued and unpaid interest on Notes validly tendered and accepted for purchase from the applicable last interest payment date up to, but not including, the Settlement Date. The Company intends to make payment on Notes tendered by the guaranteed delivery procedures on the Guaranteed Delivery Settlement Date, but accrued interest will cease to accrue on the Settlement Date for all Notes accepted in the Any and All Tender Offers, including those tendered by the guaranteed delivery procedures.

Albemarle will fund the tender offers with the net proceeds from the previously completed sale of its Chemetall Surface Treatment segment. The tender offers are being made to reduce the Company’s outstanding debt. The Company currently intends to deliver a notice of redemption to redeem all of the 2019 Notes that were not validly tendered and accepted in the Any and All Tender Offers in accordance with the terms of the make-whole redemption provisions under the indenture governing the 2019 Notes.

Information Relating to the Tender Offers
BofA Merrill Lynch is the Sole Dealer Manager for the tender offers. Investors with questions regarding the tender offers may contact the Sole Dealer Manager at (888) 292-0070 (U.S. toll-free), (980) 387-3907 (collect) or +44-20-7996-5420 (London). D.F. King & Co., Inc. is the tender and information agent for the tender offers and may be contacted at (800) 967-4617 (toll-free) or (212) 269-5550 (collect). The Tender Offer Documents may be downloaded from D.F. King & Co., Inc.’s website at www.dfking.com/alb or obtained from D.F. King & Co., Inc., free of charge, by calling (888) 542-7446 (U.S. toll-free) or +44-20-7920-9700 (London); bankers and brokers may call (212) 269-5550 (collect).

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the above-referenced securities, and the tender offers do not constitute offers to buy or the solicitation of offers to sell securities in any jurisdiction or in any circumstances in which such offers or solicitations are unlawful. The full details of the tender offers, including complete instructions on how to tender securities, are included in the Tender Offer Documents. Holders are strongly encouraged to read carefully the Tender Offer Documents, including materials incorporated by reference therein, because they contain important information.

About Albemarle
Albemarle Corporation (NYSE: ALB), headquartered in Charlotte, NC, is a global specialty chemicals company with leading positions in lithium, bromine and refining catalysts. We power the potential of companies in many of the world’s largest and most critical industries, from energy and communications to transportation and electronics. Working side-by-side with our customers, we develop value-added, customized solutions that make them more competitive. Our solutions combine the finest technology and ingredients with the knowledge and know-how of our highly experienced and talented team of operators, scientists and engineers.

Discovering and implementing new and better performance-based sustainable solutions is what motivates all of us. We think beyond business-as-usual to drive innovations that create lasting value. Albemarle employs approximately 4,100 people and serves customers in approximately 100 countries. We regularly post information to www.albemarle.com, including notification of events, news, financial performance, investor presentations and webcasts, non-GAAP reconciliations, SEC filings and other information regarding our company, its businesses and the markets it serves.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These risks include, but are not limited to, the Company’s ability to complete any of the tender offers and reduce its outstanding indebtedness and the other risks identified in the offer to purchase relating to the tender offers, the Company’s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

Media Contact: Susan Richardson, (980) 299-5672, Susan.Richardson@albemarle.com
Investor Relations Contact: Matt Juneau, (225) 388-7940, Matt.Juneau@albemarle.com